UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2015
______________________
PINNACLE ENTERTAINMENT, INC. 401(K)
INVESTMENT PLAN
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 541-7777
N/A
(Former name or former address, if changed since last report)
 ______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
(a)

On May 13, 2015, the Pinnacle Entertainment, Inc. 401(k) Investment Plan (the “Plan”) dismissed RubinBrown LLP (“RubinBrown”) as the independent registered accountant of the Plan.

RubinBrown’s reports on the Plan’s financial statements for each of the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

The decision to dismiss RubinBrown was approved by the Plan.

During the years ended December 31, 2013 and 2012, and the subsequent interim period through May 13, 2015, there were no disagreements between the Plan and RubinBrown regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RubinBrown’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Plan for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2013 and 2012 or during the subsequent interim period through May 13, 2015.

The Plan has provided RubinBrown with a copy of the statements made in this Current Report on Form 8-K and has requested that RubinBrown furnish the Plan with a letter addressed to the Securities and Exchange Commission stating whether RubinBrown agrees with the statements made in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of the letter provided by RubinBrown in response to this request is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 16.1	Letter of RubinBrown LLP regarding change in principal independent accounting firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. 401(K) INVESTMENT PLAN (Registrant)
Date:	May 14, 2015	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Pinnacle Entertainment, Inc.
President and Chief Financial Officer
		By:	/s/ Christina J. Donelson
Christina J. Donelson
Plan Administrator
Pinnacle Entertainment, Inc.
Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 16.1	Letter of RubinBrown LLP regarding change in principal independent accounting firm.